EXHIBIT 10.62

Terrace Garden Apartments

MULTIFAMILY NOTE

(VARIABLE LOAN)

US $4,536,348.00

As of January 18, 2007

FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to the order of CAPMARK FINANCE INC., a California corporation, the principal sum of Four Million Five Hundred Thirty-Six Thousand Three Hundred Forty-Eight and 00/100 Dollars (US $4,536,348.00), with interest on each Variable Loan at an annual rate as calculated in Section 3 hereof.

This Note is executed and delivered by Borrower pursuant to one of either (i) that certain Amended and Restated Loan Agreement, dated as of September 16, 2002, by and among certain borrowers signatory thereto and Lender or (ii) that certain Loan Agreement dated as of November 1, 2002, by and among certain borrowers signatory thereto and Lender.  As used herein, the term “Loan Agreement” shall mean whichever of the loan agreements described in the preceding sentence shall apply from time to time in accordance with their respective terms, along with all amendments, supplements, replacements, restatements or other modifications thereto or thereof from time to time made.  The Loan Agreement shall evidence the obligation of Borrower to repay a Variable Loan made by Lender to Borrower in accordance with the terms of the Loan Agreement.  This Note is entitled to the benefit and security of the Loan Documents provided for in the Loan Agreement, to which reference is hereby made for a statement of all of the terms and conditions under which the Variable Loan evidenced hereby is made.  The Loan Agreement requires certain of the terms of each Variable Loan to be evidenced by one or a series of Loan Confirmation Instruments, and reference is hereby made to each such Loan Confirmation Instrument for such terms.

1.

Defined Terms.  As used in this Note, (i) the term “Lender” means the holder of this Note, and (ii) the term “Indebtedness” means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument.  Event of Default and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Loan Agreement or, if not defined in the Loan Agreement, as defined in the Security Instrument (as defined in Paragraph 5).

2.

Address for Payment.  All payments due under this Note shall be payable at Capmark Finance Inc., 116 Welsh Road, Horsham, PA  19044 , Attention:  Servicing – Account Manager, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3.

Payment of Principal and Interest.  Principal and interest shall be paid as follows:

(a)

This Note shall evidence a Variable Loan made from time to time under the Loan Agreement.  The Variable Loan shall bear interest at a rate determined in accordance with Section 2.01 of the Loan Agreement.

(b)

Borrower shall pay imputed interest on each Variable Loan in advance in the form of a Discount in accordance with Section 1.04(b) of the Loan Agreement (except that Borrower shall pay actual interest on the Variable Loan for the partial month period, if any, in accordance with Section 1.04(a) of the Loan Agreement).

(c)

Borrower shall make monthly payments of principal each in the amount as set forth on the attached Amortization Schedule.  Lender shall apply each such principal payment to the outstanding principal amount of the Loan on the Rollover Date next following receipt of any such payment.  If not sooner paid, the entire principal amount of the Variable Loan shall be due and payable on the earlier of (i) the termination of the Loan Agreement pursuant to subsection (e) of Section 1.02 thereof, (ii) the fifth anniversary (unless such date is extended pursuant to Section 1.07 of the Loan Agreement, in which case, the tenth anniversary) of the Initial Closing Date or (iii) the maturity date of any outstanding MBS, unless either (A) not less than five Business Days prior to the maturity date of the outstanding MBS, a Borrower has requested that the outstanding MBS be renewed with a new MBS or converted to a Fixed Loan to take effect on the maturity date of the outstanding MBS and such new MBS has been issued or conversion has occurred or (B) the MBS is automatically renewed, which automatic renewal shall occur in the event that a Borrower does not make the request set forth in subpart (iii)(A) above and does not give Lender notice not less than five Business days prior to the maturity date of the outstanding MBS that the Variable Loan related to such outstanding MBS shall be paid on the maturity date of such outstanding MBS (the “Maturity Date”).  Any MBS that is issued as a result of an automatic renewal of a maturing MBS as contemplated by subpart (iii)(B) above shall have a maturity date of three (3) months after the MBS Issue Date.

(d)

In addition to payment of principal and the Discount, Borrower shall pay the Variable Loan Fee due on each Variable Loan in accordance with Section 1.04(b)(ii) of the Loan Agreement.

4.

Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness that is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion.  Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5.

Security.  The Indebtedness is secured, among other things, by a multifamily mortgage, deed to secure debt or deed of trust dated as of the date of this Note (the “Security Instrument”) and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

6.

Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any additional notice to Borrower.  Lender may exercise this option to accelerate regardless of any prior forbearance.

7.

Late Charge.  If any monthly amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender within 10 days after the amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such amount.  Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the “Loan”), and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

8.

Default Rate.  So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the “Default Rate”) equal to the lesser of 4 percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Borrower under applicable law.  If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate.  Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any monthly installment or payment due under this Note is delinquent for more than 30 days, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9.

Limits on Personal Liability.

(a)

Except as otherwise provided in this Paragraph 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and any other collateral held by Lender as security for the Indebtedness.  This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

(b)

Borrower shall be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of (1) failure of Borrower to pay to Lender upon demand after an Event of Default, all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence; (2) failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument; (3) failure of Borrower to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports; (4)  fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender; or (5) failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to amounts  (“Debt

Service Amounts”) payable under this Note, the Security Instrument or any other Loan Document (except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Borrower has paid all operating expenses and Debt Service Amounts for that calendar year).

(c)

Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default: (1) Borrower’s acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument; or (2) a Transfer that is an Event of Default under Section 21 of the Security Instrument.

(d)

To the extent that Borrower has personal liability under this Paragraph 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Paragraph 9, the term “Mortgaged Property” shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

10.

Voluntary and Involuntary Prepayments.  Pursuant to the terms of the Loan Agreement, Borrower shall pay the entire amount of the Discount on any Variable Loan in advance.  Accordingly, any Variable Loan may be prepaid in whole or in part and at any time without penalty.  Borrower shall give Lender six (6) Business Days advance notice of any prepayment.

11.

Costs and Expenses.  Borrower shall pay on demand all reasonable expenses and costs, including reasonable fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12.

Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13.

Waivers.  Except as expressly provided in the Loan Agreement, presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note and all other third party obligors.

14.

Loan Charges.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  Borrower agrees to an effective rate of interest that is the stated rate of interest plus any additional rate of interest resulting from any other charges or fees that are to be paid by Borrower to Lender that may be found by a court of competent jurisdiction to be interest.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note.  For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

15.

Commercial Purpose.  Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

16.

Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17.

Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.  The provisions of Section 11.07 of the Loan Agreement (entitled “Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial”) are hereby incorporated into this Note by this reference to the fullest extent as if the text of such Section were set forth in its entirety herein.

18.

Captions.  The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

19.

Notices.  All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 11.09 of the Loan Agreement.

20.

Security for this Note.  Reference is made hereby to the Loan Agreement and the Security Documents for additional rights and remedies of Lender relating to the indebtedness evidenced by this Note.  Each Security Document shall be released in accordance with the provisions of the Security Documents.

21.

Loan May Not Be Reborrowed.  Borrower may not re-borrow any amounts under this Note which it has previously borrowed and repaid under this Note.

22.

Default Under Loan Agreement and Other Loan Documents.  The occurrence of an Event of Default under the Loan Agreement or the Security Instrument shall constitute an “Event of Default” under this Note in accordance with the Loan Agreement and the Security Instrument.  Upon the occurrence of an Event of Default under the Loan Agreement or the Security Instrument, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof.

23.

Loan Confirmation Instruments; Accounting for Variable Loans.  The terms of the Loan Agreement and this Note govern the repayment, and all other terms relating to the Variable Loan.  However, Borrower shall execute a Loan Confirmation Instrument to create a physical instrument evidencing each MBS issued to fund the Variable Loan.  The Loan Confirmation Instrument executed by Borrower in accordance with Section 2.02 of the Loan

Agreement shall set forth the amount, term, Discount, Closing Date and certain other terms of each MBS issued to fund the Variable Loan.  The Loan Confirmation Instrument shall conclusively establish each of the terms described in the preceding sentence, absent manifest error.  The MBS evidenced by the Loan Confirmation Instrument does not represent a separate indebtedness from that evidenced by this Note.   In making proof of this Note, no other documents other than this Note shall be required.  In making proof of the amount and terms of the outstanding Variable Loans under this Note, this Note, the related Loan Confirmation Instruments, and Lender’s records concerning payments made by Borrower under this Note, shall be conclusive evidence of the terms and outstanding amounts of the Variable Loan, absent manifest error.

24.

Modifications to Note.  There are standard modifications to this Note that are attached as Exhibit B-1 and Exhibit B-2 hereto.  In addition, there may be special modifications to this Note attached as Exhibit B-3 hereto.  All such exhibits are hereby incorporated into this Note as a part hereof.

IN WITNESS WHEREOF, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.  Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

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VMS NATIONAL PROPERTIES, an Illinois joint venture general partnership

By:  VMS National Residential Portfolio I, an Illinois limited partnership, its joint venture partner

By:  Maeril, Inc., a Delaware corporation, its general partner

By: /s/Patti K. Fielding

Patti K. Fielding

Executive Vice President and Treasurer

By:  VMS National Residential Portfolio II, an Illinois limited partnership, its joint venture partner

By:  Maeril, Inc., a Delaware corporation, its general partner

By: /s/Patti K. Fielding

Patti K. Fielding

Executive Vice President and Treasurer

PAY TO THE ORDER OF FANNIE MAE, WITHOUT RECOURSE.

CAPMARK FINANCE INC., a California corporation

By:/s/Max W. Foore

Max W. Foore

Vice President

EXHIBIT B-1

GMACCM LOAN AGREEMENT MODIFICATIONS

During any time that the terms, covenants and provisions of that certain Loan Agreement dated as of November 1, 2002 and more particularly described in the second paragraph on page 1 of the Note apply to the Variable Loan evidenced by the Note, paragraphs 3 and 23 of the Note are amended and replaced with the following substitute paragraphs 3 and 23:

“3.

Payment of Principal and Interest.  Principal and interest shall be paid as follows:

(a)

This Note shall evidence a Variable Loan made from time to time under the Loan Agreement.  Borrower shall not be required to make monthly principal payments prior to the Fannie Mae Addition Date, but shall make monthly payments of principal after the Fannie Mae Reassignment Date, if it occurs, as set forth in Section 1.04(d) of the Loan Agreement.

(b)

Borrower shall pay actual interest on the Variable Loan during the period described in accordance with Section 1.04(a) of the Loan Agreement.  Borrower shall pay interest on its Variable Rate Loan in arrears at a rate equal to LIBOR Rate plus a number of basis points determined in accordance with Section 2.01 of the Loan Agreement.  For purposes of the previous sentence, the LIBOR Rate shall be reset every ninety (90) days commencing on the date that is ninety (90) days after the Initial Closing Date.  On the date the Variable Loan is funded, Borrower shall pay interest in advance from the date of funding through January 31, 2007.  On March 1, 2007 and on the first (1st) day of each calendar month thereafter, Borrower shall pay interest in arrears calculated for the actual number of days since the first (1st) day of the previous calendar month.

(c)

If not sooner paid, the entire principal amount of the Variable Loan shall be due and payable in accordance with Section 1.02 of the Loan Agreement.

(d)

Borrower shall not pay any Discount.

23.

Loan Confirmation Instruments; Accounting for Variable Loans.  The terms of the Loan Agreement and this Note govern the repayment, and all other terms relating to the Variable Loan.  However, Borrower shall execute one or a series of Loan Confirmation Instruments to create a physical instrument evidencing the terms of the Variable Loan.  The Loan Confirmation Instrument or series of Loan Confirmation Instruments executed by Borrower in accordance with Section 2.02 of the Loan Agreement shall set forth the amount, term, the interest rate spread over the LIBOR Rate Closing Date and certain other terms related to the funding the Variable Loan.  The Loan Confirmation Instrument shall conclusively establish each of the terms described in the preceding sentence, absent manifest error.  The variable terms evidenced by the Loan Confirmation Instrument do not represent a separate indebtedness from that evidenced by this Note.   In making proof of this Note, no other documents other than this Note shall be required.  In making proof of the amount and terms of the outstanding Variable Loans under this Note, this Note, the related Loan Confirmation Instruments, and Lender’s records concerning payments made by Borrower under this Note, shall be conclusive evidence of the terms and outstanding amounts of the Variable Loan, absent manifest error.”

During any time that the terms, covenants and provisions of that certain Amended and Restated Loan Agreement dated as of September 16, 2002 and more particularly described in the second paragraph on page 1 of the Note apply to the Variable Loan evidenced by the Note, this Exhibit B-1 shall not apply and paragraphs 3 and 23 of the Note shall not be amended or replaced with the provisions set forth in this Exhibit B-1.

B-1

EXHIBIT B-2

AIMCO MODIFICATIONS

The following modifications are made to the text of the Note that precedes this Exhibit:

1.

Section 9(b)(4) is modified by deleting “or” at the end thereof.

2.

Section 9(b)(5) is modified to read as follows:

“(5) failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to amounts (“Debt Service Amounts”) payable under this Note, the Security Instrument or any other Loan Document (except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar quarter if Borrower has paid all operating expenses and Debt Service Amounts for such calendar quarter to date); or”

3.

A new Section 9(b)(6) is added following Section 9(b)(5), stating as follows:

“(6) failure to pay when due any water and sewer charges, fire, hazard or other insurance premiums and ground rents owing from time to time in connection with the Mortgaged Property.”

B-2